EXHIBIT 1

                   GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

                             UNDERWRITING AGREEMENT
                       ____% GUARANTEED NOTES DUE _______
                                                               October __, 2001

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY 1908 Colonel Sam Dr.
Oshawa, ON L1H 8P7

GENERAL MOTORS CORPORATION
767 Fifth Avenue
New York, N.Y. 10153

Ladies and Gentlemen:

         We (the "Underwriters") understand that General Motors Nova Scotia Finance Company, a Nova Scotia unlimited liability company (the "Issuer"), proposes to issue and sell to the underwriters named in Schedule I hereto, for whom Goldman, Sachs & Co. is acting as representative (the "Representative"), [$ ] aggregate principal amount of [ %] Guaranteed Notes due [ ] (the "Securities") identified in Schedule II hereto and issued under the Indenture specified in Schedule II hereto. The Securities are to be unconditionally guaranteed (the "Guarantees") as to payment of principal, premium, if any, interest and additional amounts, if any, by General Motors Corporation, a Delaware corporation (the "Guarantor") upon the basis and on the terms specified in the Indenture.

                                       I.


         The Issuer and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-70820) and Amendment No. 1 thereto including a prospectus relating to the Securities and the Guarantees and have filed with, or mailed for filing to, the Commission a prospectus pursuant to Rule 424(b)(1) under the Securities Act of 1933. The term Registration Statement means the registration statement as amended to the date of this Agreement. The Prospectus means the prospectus included in the Registration Statement, specifically relating to the Securities and the Guarantees. As used herein, the terms "Registration Statement" and "Prospectus" shall include in each case the material incorporated by reference therein.



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                                      II.

         The Issuer and the Guarantor are advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in the Representative's judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

                                      III.

         Payment for the Securities shall be made by wire transfer to an account designated by the Issuer in immediate funds at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m. ("New York time") on [ ], 2001 or at such other time, not later than [ ], 2001 as shall be designated by the Representative, upon delivery to the Representative for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery are herein referred to as the Closing Date.

                                      IV.

         The several obligations of the Underwriters hereunder are subject to the following conditions:

               (a) No stop order suspending the effectiveness of the Registra tion Statement shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Commission, there shall have been no material adverse change (not in the ordinary course of business) in the financial condition of the Issuer or of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus and the representations and warranties of the Issuer and the Guarantor in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and the Representative shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Issuer and the Guarantor, to the foregoing effect. The officer(s) making such certificate may rely upon the best of such officers' knowledge as to proceedings threatened.

               (b) The Representative shall have received on the Closing Date an opinion of Stewart McKelvey Stirling Scales, counsel to the Issuer, dated the Closing Date, to the effect set forth in Exhibit A.


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               (c) The Representative shall have received on the Closing Date an opinion of Osler, Hoskin & Harcourt LLP, tax counsel to the Issuer, to the effect set forth in Exhibit B.

               (d) The Representative shall have received on the Closing Date an opinion of Martin I. Darvick, Attorney - General Motors Corporation Legal Staff, special United States counsel to the Issuer and counsel to the Guarantor, dated the Closing Date, to the effect set forth in Exhibit C.

               (e) The Representative shall have received on the Closing Date an opinion of the General Tax Counsel of, or tax counsel to, the Guarantor, dated the Closing Date, to the effect set forth in Exhibit D.

               (f) The Representative shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit E.

               (g) The Representative shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to the Representative, from Deloitte & Touche, independent accountants of the Guarantor, containing statements and information of the type ordinarily included in the accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                                       V.

         In further consideration of the agreements of the Underwriters contained in this Agreement, the Issuer and the Guarantor covenant as follows:

               (a) To furnish the Representative, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Representative may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Issuer and the Guarantor with the Commission subsequent to the date of the Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus.


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               (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities and the Guarantees, to furnish the Representative a copy of each such proposed amendment or supplement.

               (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

               (d) To promptly advise the Representative of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and of the receipt by the Issuer or the Guarantor of any notification with respect to the suspension of the qualification of the Securities and the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (e) To endeavor to qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities and the Guarantees for investment under the laws of such jurisdictions as the Representative may designate.

               (f) To make generally available to the holders of Securities as soon as practicable an earnings statement of the Guarantor covering a twelve month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933.


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                                      VI.

         The Issuer and the Guarantor represent and warrant to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities and the Guarantees, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and
(iv) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Issuer or the Guarantor in writing by any Underwriter expressly for use therein.

         The Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus if used within the period set forth in paragraph
(c) of Article V hereof and as amended or supplemented if the Issuer or the Guarantor shall have furnished any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer or the Guarantor by any Underwriter expressly for use therein.

         Each Underwriter severally agrees to indemnify and hold harmless the Issuer, the Guarantor, the directors and the officers of the Issuer and the Guarantor who sign the Registration Statement and any person controlling the Issuer or the


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Guarantor to the same extent as the foregoing indemnity from the Issuer and the
Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to employ counsel satisfactory to the indemnified party pursuant to the next preceding sentence. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to the second preceding paragraph and by the Issuer and the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been


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sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in this Article VI is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Issuer and the Guarantor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantor on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by such


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Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VI are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint.

         The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Issuer and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer, the Guarantor and the directors or officers or any person controlling the Issuer or the Guarantor and (iii) acceptance of any payment for any of the Securities.


                                      VII.

         Notwithstanding anything herein contained, the Representative, may terminate this Agreement (upon consultation with the Issuer and the Guarantor) at any time prior to the time on the Closing Date at which payment would otherwise be due under this Agreement to the Issuer if, in the opinion of the Representative, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in its view will have a materially adverse effect on the success of the offering and distribution of or a secondary market for the Securities. After consultation with the Issuer and the Guarantor, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of any Underwriter or on the part of the Issuer and the Guarantor and each party will pay its own expenses.

         If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer or the Guarantor shall be unable to perform its obligations under this Agreement, the Issuer and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses


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(including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         The Issuer irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. The Issuer hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Nothing contained herein shall limit any right to bring any legal action or proceeding in any other court of competent jurisdiction. The Issuer hereby appoints the Guarantor as its agent for service of process in New York.


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         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                            Very truly yours,

                                            GOLDMAN, SACHS & CO.
                                            On behalf of itself and the other
                                              Underwriters name heretofore



                                            By: ___________________________

Accepted:

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY


By: ____________________
     Name:
     Title:

GENERAL MOTORS CORPORATION


By: ____________________
     Name:
     Title:


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                                                                     SCHEDULE I



                                                         Principal Amount
                                                         of Securities
                                                         To Be Purchased by
Underwriter                                              Underwriter
-----------                                              -------------------

[              ].......................................  $[                   ]
Total..................................................  $[                   ]





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                                                                    Schedule II


     Representative:                        [                                  ]

     Underwriting Agreement
     dated:                                 [                ], 2001

     Indenture:                             Indenture dated as of [   ], 2001
                                            between the Issuer, the Guarantor
                                            and Citibank, N.A., as Trustee.

     Maturity:                              [                        ]

     Aggregate principal amount:            [                        ]

     Interest Rate:                         The Notes will bear interest at a
                                            rate of [ %] payable semiannually
                                            in arrears on each Interest Payment
                                            Date.

     Redemption Provisions:                 [                      ]

     Interest Payment Dates:                [              ] commencing [     ],
                                            in respect of the period from [    ]
                                            to [        ], until the principal
                                            amount thereof is paid or made
                                            available for payment.

     Listing:                               [                                  ]

     Offering Price:                        $[________] per Note.

     Other Principal Terms:                 The purchase price will be payable
                                            in immediately available funds on
                                            the Closing Date.

     Book Entry Form:                       The Notes will be issued in the
                                            form of one or more fully
                                            registered global securities
                                            (collectively, the "Global Notes")
                                            and registered in the name of Cede
                                            & Co., as nominee for the
                                            Depository Trust Company ("DTC").
                                            Together, the Notes represented by
                                            the Global Notes will equal the
                                            aggregate principal amount of the
                                            Notes outstanding at


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                                            any time. Beneficial interests in
                                            the Global Notes will be shown on,
                                            and the transfers thereof will be
                                            effected only through, records
                                            maintained by DTC or its nominee.
                                            The Global Notes may be
                                            transferred, in whole and not in
                                            part, only to another nominee of
                                            DTC or to a successor of DTC or its
                                            nominee. The Notes will not be
                                            issued in bearer form.




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                                                                      EXHIBIT A


                  OPINION OF STEWART McKELVEY STIRLING SCALES


         The opinion to be delivered pursuant to Article IV, paragraph (b) of the Underwriting Agreement shall be to the effect that:

               (i) the Issuer has been duly incorporated, is validly existing as an unlimited liability company in good standing under the laws of Nova Scotia and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification;

               (ii) the Indenture has been duly authorized, executed and delivered by the Issuer;

               (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Issuer;

               (iv) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Issuer pursuant to the laws of the Province of Nova Scotia or of the federal law of Canada applicable therein (the "Applicable Laws") for the issuance of the Securities in accordance with the Indenture or the sale of the Securities in accordance with the Underwriting Agreement;

               (v) the execution and delivery of the Indenture, the issuance of the Securities in accordance with the Indenture and the sale of the Securities pursuant to the Underwriting Agreement do not and will not contravene any provision of the Applicable Laws or result in any violation by the Issuer of any of the terms or provisions of the Memorandum and Articles of Association of the Issuer or of any indenture, mortgage or other agreement or instrument known to such counsel, by which the Issuer is bound;

               (vi) the statements in the Prospectus under "Description of Notes" insofar as such statements constitute a summary of the documents or proceedings referred to therein to which any of the Applicable Laws are relevant, fairly present the information called for with respect to such documents and proceedings;


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               (vii) no stamp, registration or similar tax or fee is payable in the Province of Nova Scotia as a prerequisite to the legality, validity, enforceability or admissibility in evidence of the Indenture, the Underwriting Agreement or the Securities;

               (viii) the choice of New York law as the governing law of the Indenture, the Underwriting Agreement and the Securities (except with respect to the authorization of the execution and delivery thereof by the Issuer, which will be governed by the laws of the Province of Nova Scotia and the laws of Canada applicable therein) will be upheld as a valid choice of law by a Nova Scotia court provided that (a) such choice of law is not contrary to public policy, as that term would be applied by a Nova Scotia court ("Public Policy"); and (b) such choice of law is bona fide and legal (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction);

               (ix) if any of the Indenture, the Underwriting Agreement or the Securities is sought to be enforced in the Province of Nova Scotia in accordance with the laws of New York, a Nova Scotia court would, subject to paragraph (viii) hereof and to the extent specifically pleaded and proved as a fact by expert evidence, recognize and apply the laws of New York to all issues which, under the conflict of law rules of the Province of Nova Scotia, are to be determined in accordance with the proper or governing law of a contract, except that in any such proceedings such court (a) will apply those laws of the Province of Nova Scotia and of Canada applicable therein which it characterizes as procedural and will not apply those laws of New York which the court characterizes as procedural; and (b) will not apply those laws of New York which it characterizes as of a revenue, expropriatory, penal or similar nature or which would be contrary to Public Policy. A Nova Scotia court, however, reserves to itself an inherent power to decline to hear such an action if it is contrary to Public Policy for it to do so or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere; enforcement of payment obligations expressed in any currency other than Canadian currency may be limited in that courts in Canada may only render judgments in Canadian currency;

               (x) the submission by the Issuer to the non-exclusive jurisdiction of any United States Federal or New York state court sitting in the Borough of Manhattan is a valid submission to the jurisdiction of such court and would be upheld by a Nova Scotia court; and


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               (xi) the laws of the Province of Nova Scotia permit an action to be brought in a Nova Scotia court on any final and conclusive judgment in personam of a foreign jurisdiction, which is not impeachable as void or voidable under the internal laws of such foreign jurisdiction, for a sum certain if (a) the court rendering such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the Province of Nova Scotia; (b) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with Public Policy, or contrary to any order made by the Attorney General of Canada under the Federal Extraterritorial Measures Act (Canada) in respect of certain judgments under foreign antitrust laws or contrary to any order made by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments (as therein defined);
          (c) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (d) there has been compliance with Limitation Act (Nova Scotia) which has the effect that any action to enforce a foreign judgment must be commenced within six years after the date of the foreign judgment; (e) the judgment does not conflict with another final and conclusive judgment in or relating to the same cause of action in a different jurisdiction; (f) in the case of judgments obtained by default, there has been no manifest error in the granting of such judgments; and (g) the judgment has not been set aside, nor is it for any other reason not a valid and subsisting judgment.


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                                                                      EXHIBIT B




                    OPINION OF OSLER, HOSKIN & HARCOURT LLP


         The opinion to be delivered pursuant to Article IV, paragraph (c) of the Underwriting Agreement shall be to the effect that the statements in the Prospectus under "Taxation - Canadian Federal Taxation" are accurate as of the Closing Date.








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                                                                      EXHIBIT C


                          OPINION OF MARTIN I. DARVICK


         The opinion of the special United States counsel to the Issuer and counsel to the Guarantor to be delivered pursuant to Article IV, paragraph (d) of the Underwriting Agreement shall be to the effect that:

               (i) the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification;

               (ii) the Indenture has been duly authorized, executed and delivered by the Guarantor and is a valid and binding agreement of the Issuer and the Guarantor and has been duly qualified under the Trust Indenture Act of 1939;

               (iii) when the Securities have been executed and authenticated and the Guarantees have been executed in accordance with the provisions of the Indenture and the Securities have been delivered to and paid for by the Underwriters, the Securities and the Guarantees will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer and the Guarantor, respectively;

               (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor;

               (v) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority in the United States is required on the part of the Issuer or the Guarantor for the issuance of the Securities or the Guarantees in accordance with the Indenture or the sale of the Securities with the Guarantees endorsed thereon in accordance with the Underwriting Agreement, other than the registration of the Securities and the Guarantees under the Securities Act of 1933, as amended, qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and compliance with the securities or Blue Sky Laws of various jurisdictions;


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



               (vi) the execution and delivery of the Indenture, the issuance of the Guarantees in accordance with the Indenture and the sale of the Securities with the Guarantees endorsed thereon pursuant to the Underwriting Agreement, do not and will not contravene any provision of applicable law or result in any violation by the Guarantor of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Guarantor or of any indenture, mortgage or other agreement or instrument known to such counsel, by which the Guarantor is bound;

               (vii) the statements in the Prospectus under "Description of Notes" and "Underwriting," insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings;

               (viii) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934 (except as to financial statements contained therein, as to which such counsel need not express any opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, (2) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) each part of the Registration Statement (including documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities and the Guarantees, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (4) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to clause (viii) above, such counsel may state that his opinion is based upon the participation by one or more attorneys, who are members of his staff and report to him, in the preparation of the Registration Statement and the


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



          Prospectus and review and discussion of the contents thereof and upon his general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Issuer and the Guarantor and its auditors, but is without independent check or verification except as stated therein; and

               (ix) the Issuer is not an "investment company" within the meaning of the United States Investment Company Act of 1940.

                  In giving the foregoing opinion, counsel may state that, to the extent matters governed by the law of the Province of Nova Scotia or the federal law of Canada applicable therein are involved, the opinion is given in reliance on the opinion of Stewart McKelvey Stirling Scales.


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



                                                                      EXHIBIT D

                           OPINION OF TAX COUNSEL OF,
                        OR TAX COUNSEL TO, THE GUARANTOR

         The opinion of the Tax Counsel of, or tax counsel to, the Guarantor, to be delivered pursuant to Article IV, paragraph (e) of the Underwriting Agreement shall be to the effect that: the statements in the Prospectus under "Taxation - United States Federal Income Taxation," are accurate as of the Closing Date.


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


                                                                      EXHIBIT D

                    OPINION OF COUNSEL FOR THE UNDERWRITERS

         The opinion of counsel for the Underwriters, to be delivered pursuant to Article IV, paragraph (f) of the Underwriting Agreement shall be to the effect that (i) the Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor and is a valid and binding agreement of the Issuer and the Guarantor and has been duly qualified under the Trust Indenture Act of 1939, (ii) the Securities and the Guarantees, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will be valid and binding obligations of the Issuer and the Guarantor, (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor, (iv) the statements in the Prospectus under "Description of Notes" and "Underwriting", insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings, and (v) such counsel (1) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which such counsel need not express an opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (2) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the effective date of the Registration Statement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein), but is without independent check or verification except as specified. Such counsel may state that to the extent that the opinion in clauses (i), (ii) and (iii) involve matters of the law of the Province of Nova Scotia or the federal law of Canada applicable therein they have relied on the opinion of Stewart McKelvey Stirling Scales, counsel to the Issuer.


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